Exhibit 10.3

VULCAN MATERIALS COMPANY

RESTRICTED STOCK UNIT AWARD AGREEMENT

Granted under the 2016 Omnibus Long-Term Incentive Plan

Terms and Conditions

Grant Date: XXXX XX, XXXX

1.	Definitions. In addition to other terms defined herein, the following terms will have the meanings as follows, and terms not defined in the Agreement have the meanings given in the Plan:
(a)	"Administrator" means the Compensation Committee of the Board of Directors (the “Board”) or the Board.
(b)	“Agreement” means this Restricted Stock Unit Award Agreement.
(c)	“Company” means Vulcan Materials Company, a New Jersey corporation, or its successor.
(d)

"Disability” means Permanent and Total Disability whereby the Participant is entitled to long-term disability benefits under the applicable long-term disability plan of the Company or an Affiliate, or, to the extent the Participant is not eligible to participate in any Company-sponsored plan, under the guidelines of the Social Security Administration, or as otherwise defined in the Plan.

(e)

“Fair Market Value or “FMV” means the closing stock price per Share as reported on the principal stock exchange on which such Shares are listed on the Payment Date (or other applicable date), or as otherwise provided in the Plan.

(f)	"Grant Date" means the grant date of RSUs awarded herein.
(g)	"Participant" means the employee of the Company or its Subsidiaries or other Affiliates granted the RSUs under this Agreement.
(h)	“Plan” means the Vulcan Materials Company 2016 Omnibus Long-Term Incentive Plan, as amended.
(i)	“Payment Date” means the date on which payment of Shares is made in Vulcan Common Stock under this Agreement.
(j)	"Restricted Stock Unit" or “RSU” means an award of the equivalent of one share of Common Stock. RSUs do not have voting rights.
(k)	“Share" means a share of Common Stock, par value $1.00 per share, of the Company.
(l)	“Vesting Date” or “Vesting Dates” has the meaning given in Section 2(c) herein.
2.	Grant and Vesting of RSUs
(a)

Grant. The Participant is awarded the number of RSUs which are identified through the electronic, on-line grant acceptance process, subject to the terms and conditions of the Plan and this Agreement. For the purposes herein, the Shares subject to the RSUs are units that will be reflected in a book account maintained by the Company and that will be settled in Shares if and only to the extent permitted under the Plan and this Agreement. Prior to issuance of any Shares, the RSUs represent an unsecured obligation of the Company, payable (if at all) only from the Company’s general assets. The Participant’s on-line acceptance of the Agreement constitutes his or her agreement to the Agreement’s terms, including but not limited to the restrictive covenants in Sections 4(a) and 5 herein.

(b)

Dividend Equivalents.  The Participant shall be entitled to receive dividend equivalents for each RSU that vests, if any, pursuant to this Agreement, or the Plan. If the Company declares a regular cash dividend during the Vesting Period, the Participant shall accrue dividend equivalents on each unvested RSU. For purposes of the foregoing sentence only, if the RSUs are subject to accelerated vesting pursuant to the Plan, the “Vesting Period” shall be deemed to have ended as of the date of the event which serves as the basis for such accelerated vesting. Any accrued dividend equivalents relating to the Participant’s unvested RSUs shall be payable in cash at the time the underlying Shares vest and are issued to the Participant in accordance with Section 3, less applicable withholding taxes pursuant to Section 3(b). If the RSUs are forfeited, any accrued dividend equivalents will also be forfeited.

(c)

Vesting.  The RSUs will cliff vest 100% on the third anniversary of the Grant Date (the “Vesting Date”); provided, however, that the Participant’s employment or service continues from the Grant Date until the Vesting Date, and except as otherwise provided in Section 4.

3.	Payment of Restricted Stock Units
(a)	Stock Issued as Payment for RSUs Earned. Each vested RSU will be settled for one Share. The FMV of the Shares on the Vesting Date will be used to determine the basis of the stock payable.
(b)

Withholding.  The Company will withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory amount (or such other amount as may be determined by the Administrator in accordance with the Plan) for federal, state, local and employment taxes which could be withheld on the transaction with respect to any taxable event arising as a result of this Agreement, or as otherwise provided in the Plan.

(c)

Timing of Payment.  Vested RSUs will be paid to the Participant on or before 75 days following the Vesting Date on which they vest as determined in Section 2(c), except as otherwise provided in Section  4.

4.	Termination of Employment; Change of Control.
(a)	Termination at age 55 and above and prior to Vesting Date.
(i)

If a Participant terminates from employment at age 55-61 other than for Cause (for these purposes, “Early Retirement”) and prior to the Vesting Date, the RSUs will become vested in accordance with Table A and will be paid within 90 days of the Termination Date. The Participant may be required to execute a reasonable non-competition covenant (except where not applicable due to some state laws) with the Company restricting the Participant from competing with the Company in a specified territory for a specified period of time. If such covenant is required by the Company and is not executed by the Participant, or if the Participant violates the covenant, the RSUs, to the extent unvested, will be forfeited. Any vested RSUs not paid as provided herein will be paid in accordance with Section 3.

TABLE A
If Participant age 55-61 terminates:	The percentage of RSUs that will become Non-forfeitable is:
On or after 1/1/20XX	34% of the award
On or after 1/1/20XX	67% of the award
On or after 1/1/20XX	100% of the award

Exhibit 10.3 – Page 2

(ii)

If a Participant terminates from employment at age 62 or later other than for Cause (for these purposes, “Retirement”) and prior to the Vesting Date, the RSUs which have been held by the Participant until on or after 1/1/20XX will become fully vested and will be paid within 90 days of the Termination Date. The Participant may be required to execute a reasonable non-competition covenant (except where not applicable due to some state laws) with the Company restricting the Participant from competing with the Company in a specified territory for a specified period of time. If such covenant is required by the Company and is not executed by the Participant or if the Participant violates the covenant, the RSUs, to the extent unvested, will be forfeited. Any vested RSUs not paid as provided herein will be paid in accordance with Section 3.

(b)

Disability. Upon the Participant’s termination of employment due to Disability, the RSUs granted under this Agreement will become fully vested and will be paid within 90 days after the Termination Date following Disability; provided, however, that the Participant’s employment continues from the Grant Date until the Termination Date.

(c)

Death.  Upon the death of the Participant, the RSUs granted under this Agreement will become fully vested and will be paid to the Participant's estate or as directed by Participant’s will within 90 days of the date of death; provided, however, that the Participant’s employment continues from the Grant Date until the date of the Participant’s death.

(d)	Other Termination. Upon voluntary or involuntary termination for reasons other than death, Disability, or Cause as provided under Section 4(e), unvested RSUs will be forfeited.
(e)

Termination for Cause. If a Participant’s employment is terminated for Cause, all RSUs (vested, but not paid or unvested) will immediately be forfeited. The Administrator will have complete discretion to determine the basis of a Participant’s termination, including but not limited to whether a Participant has been terminated for Cause. The Administrator’s determination will be final and binding on all persons for purposes of the Plan and this Agreement.

(f)	Change of Control of the Company. In the event a Change of Control occurs, and subject to Plan terms, the RSUs will be deemed vested as follows:
(i)

To the extent that the successor or surviving company in the Change of Control event does not assume or substitute for the RSUs (or in which the Company is the ultimate parent corporation and does not continue the RSUs) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Administrator prior to the Change of Control) as Awards outstanding under the Plan immediately prior to the Change of Control event, the RSUs will be deemed immediately fully vested and payable upon the date of the Change of Control.

(ii)

Further, in the event that the RSUs are substituted, assumed or continued as provided in Section 4(f)(i) herein, the RSUs will nonetheless become fully vested if the Participant’s employment is terminated by the Company not for Cause or by the Participant for Good Reason within six months before (in which case vesting and payment will not occur until the effective date of the Change of Control) or two years (or such other period after a Change of Control as may be stated in the Participant’s employment, change in control, consulting or other similar agreement, plan, or policy, if applicable) after the effective date of a Change of Control (in which case the RSUs will be deemed immediately vested and payable as of the Participant’s Termination Date).

Exhibit 10.3 – Page 3

(iii)

In the event that the RSUs are substituted, assumed or continued as provided in Section 4(f)(i) herein, the Participant will also be entitled to receive, with respect to each Share underlying the RSUs  that becomes vested following the effective date of the Change of Control pursuant to Section 2(c) or Section 4, a value restoration payment with respect to such Share (a “Value Restoration Payment”), provided that the Value Restoration Payment will only be payable if the Participant remains in continuous employment with the Company or its successor or an Affiliate of the Company or its successor through the applicable vesting date. The Value Restoration Payment will be equal to the difference between the Fair Market Value of the surviving entity’s common stock (or equivalent security) on the effective date of the Change of Control and, if less, the Fair Market Value of the surviving entity’s common stock (or equivalent security) on the date of vesting (including the date of any accelerated vesting pursuant to this Section 4). Any such Value Restoration Payment shall be paid to the Participant in cash at the same time Shares are payable pursuant to the RSUs as provided in Section 3 or Section 4.

(g)

Timing of Payment; Separation from Service. If the 90-day payment period described in this Section 4 begins in one (1) calendar year and ends in another, the Participant (or his or her beneficiary) will not have the right to designate the calendar year of the payment. Further, if calculation of the amount of the payment is not administratively practicable due to events beyond the control of the Participant (or his or her beneficiary), the payment will be treated as made within the applicable 90-day time period specified herein if the payment is made during the first taxable year of the Participant in which the calculation of the amount of the payment is administratively practicable or otherwise in accordance with Code Section 409A. The Participant’s termination of employment or service will be construed in accordance with the principles applicable to a “separation from service” under Code Section 409A if and to the extent required.

5.

Non-Solicitation. In consideration for this Agreement and notwithstanding any other provision in this Agreement, the Participant agrees to comply with the non-solicitation covenants set forth below (except where not applicable due to some state laws):

(a)

Non-Solicitation of Customers. The Participant acknowledges that while employed by or in service to the Company, the Participant will occupy a position of trust and confidence and will acquire confidential information about the Company, its Subsidiaries and other Affiliates, and their clients and customers that is not disclosed by the Company or any of its Subsidiaries or other Affiliates in the ordinary course of business, including trade secrets, data, formulae, information concerning customers and other information which is of value to the Company because it is not generally known. The Participant agrees that during the period of employment with or service to the Company and for a period of two years after the Participant’s Termination Date, regardless of the reason for termination, the Participant will not, either individually or as an officer, director, stockholder, member, partner, agent, consultant or principal of another business firm, directly or indirectly solicit any customer of the Company or of its Subsidiaries or other Affiliates.

(b)

Non-Solicitation of Employees.  The Participant recognizes that while employed by or in service to the Company, the Participant will possess confidential information about other employees of the Company and its Subsidiaries or other Affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with suppliers to and customers of the Company and its Subsidiaries or other Affiliates. The Participant recognizes that this information is not generally known, is of substantial value to the Company and its Subsidiaries or other Affiliates in developing their respective businesses and in securing and retaining customers, and will be acquired by the Participant because of the Participant’s business position with the Company. The Participant agrees that during the period of employment with or service to the Company and for two years after the Participant’s Termination Date, regardless of the reason for termination, the Participant will not, directly or indirectly, solicit or recruit any employee of the Company or any of its Subsidiaries or other Affiliates for the purpose of being employed by the Participant or by any business, individual, partnership, firm, corporation or other entity on whose behalf the Participant is acting as an agent, representative or employee and that the Participant will not convey any such confidential information or trade secrets about other employees of the Company or any of its Subsidiaries or other Affiliates to any other person except within the scope of the Participant’s duties as an employee of or service provider to the Company.

Exhibit 10.3 – Page 4

(c)

Remedies.  If the Participant violates either of the covenants in Section 5(a) or Section 5(b), the RSUs will be forfeited and the Participant’s rights under this Agreement will terminate.  In addition, if any dispute arises concerning the violation by the Participant of the covenants described in this section, in addition to any other rights or remedies of this Company, an injunction may be issued restraining such violation pending the determination of such controversy, and no bond or other security will be required in connection therewith. Further, the Company will be entitled to seek appropriate legal relief, including money damages, equitable relief, and attorneys’ fees.

6.	Additional Provisions.
(a)

No Right to Continued Employment or Service; No Right to Further Awards.  Nothing in the Plan or the Agreement gives the Participant any right to continue in the employment or service of the Company or an Affiliate or interferes with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan or this Agreement, all rights of the Participant with respect to the unvested portion of the RSUs (if any) will terminate on the Participant’s Termination Date. The grant of the RSUs does not create any obligation to grant further awards.

(b)

Tax Consequences.  The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant or vesting of the RSUs and/or the acquisition or disposition of the Shares or other benefits subject to the RSUs and that he or she has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

(c)

RSUs Subject to Plan.  By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and Plan prospectus. The Participant acknowledges and agrees that the Agreement and the Participant’s rights are subject to the Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict between any term or provision in the Agreement and a term or provision of the Plan, the Plan terms will govern, unless the Administrator determines otherwise.

(d)

Amendment; Waiver; Superseding Effect.  This Agreement may be modified or amended as provided in the Plan. The waiver by the Company of a breach of any provision of this Agreement by the Participant will not operate or be construed as a waiver of any subsequent breach by the Participant. The Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the RSUs or any related rights, and the Participant waives any rights or claims related to any such statements, representations or agreements.

(e)

Recoupment and Forfeiture.  As a condition to receiving the RSUs, the Participant agrees that he or she will abide by the Company’s Director and Executive Stock Ownership and Equity Retention Guidelines and Clawback Policy and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, the Participant will be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.

(f)	Administrator Discretion. The Administrator has the full authority and discretion with respect to the RSUs and this Agreement to the extent provided in the Plan.

Exhibit 10.3 – Page 5